EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT (the "Agreement") is made effective the                         21st day of March, 2023, by and between HB2 Origination, LLC, a Delaware limited liability company (the "Borrower"), and Bank7, an Oklahoma banking corporation (the "Lender"), and is in reference to that certain promissory note described below.

RECITALS

A. Borrower and Lender are currently parties to that certain Amended and Restated Credit Agreement dated September 30, 2022 (the "Loan Agreement"). Capitalized terms used in this Agreement and not otherwise defined have the meanings assigned to them in the Loan Agreement.

B. Lender is the owner and holder of that certain Promissory Note from Borrower to Lender dated effective September 30, 2022, in the principal amount of $65,000,000.00 (as amended, extended, modified and/or renewed, the "Note").

C. At the request of Borrower, Lender has agreed to extend the time for payment of the Note to July 1, 2023, subject to the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals, and for other valuable consideration, the receipt of which is acknowledged, it is agreed:

1. Extension of Maturity Date.  The Maturity Date of the Note is hereby extended to July 1, 2023.

2. Payment Terms. On April 1, 2023, and on the first (1st) day of each month thereafter, Borrower shall pay to Lender a payment of accrued interest only. On the Maturity Date, as hereby extended, Borrower agrees to pay Lender all outstanding Obligations under the Note, including without limitation, all unpaid principal and accrued, unpaid interest.

3. Amendment to Loan Agreement. The definition of the term "Final Maturity Date" or "Final Maturity" shall be amended and restated as follows:

"Final Maturity Date" or "Final Maturity" means July 1, 2023, or such earlier date on which the payment of the Note is accelerated.

4. Interest Rate. Interest shall accrue on the unpaid principal balance of the Note in accordance with terms of the Loan Agreement.

5. Exit Fee. Upon the earlier of (i) the Maturity Date, as hereby extended, or (ii) the full repayment of the Note, Borrower shall pay to Lender an exit fee in the amount of $135,000.00.

6. Miscellaneous Fees. Borrower shall pay to Lender (i) engineering fees in the amount of $11,056.50 and (ii) recording fees in the amount of $100.00.

7. Additional Leasehold Interests. Borrower shall cause Ageron Energy II, LLC, a Delaware limited liability company, to grant to Lender a security interest in the leasehold interests identified on Exhibit "A" attached hereto.

8. Acknowledgment of Debt.  Borrower acknowledges, stipulates, and agrees that as of March 21, 2023, there is due and owing to Lender under the Note the principal sum of $54,038,461.52 and (ii) accrued interest in the amount of $156,861.64 and that Borrower is indebted to Lender without any defense thereto for the full amount thereof, whether by way of affirmative defense or offset, and whether at law or in equity.

9. Terms Incorporated.  This Agreement is only an extension of the Note and Loan Agreement not a novation.  Except as provided in this Agreement, all terms and conditions of the Note and Loan Agreement shall remain in full force and effect.

10. Effectiveness of Loan Documents. Except as specifically modified by the terms and provisions hereof, each and every term and provision of the Loan Documents are and shall remain in full force and effect and are hereby assumed, ratified, and confirmed; and the execution, delivery, and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Loan Documents nor constitute a waiver of any provision of any of the Loan Documents. The parties hereto agree that the modifications herein contained to the Loan Documents shall not affect or impair the Loan Documents or any lien(s) securing the same.

11. Execution Counterparts.  This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

12. Governing Law.  The terms and provisions hereof shall be governed by, construed, and enforced in accordance with the laws of the State of Texas.

13. Final Agreement.  The following notice is given pursuant to Section 26.02(e) of the Texas Business and Commerce Code:

 THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement to be made effective as of, but not necessarily on, the day and year first above written.

BORROWER:
HB2 ORIGINATION, LLC
By:	/s/ Craig Perry
Name:	Craig Perry
Title:	Chief Executive Officer

LENDER:

BANK7

By:	/s/ Cory Jenkins
Name:	Cory Jenkins
Title:	Vice President